Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors
   Mac Filmworks, Inc.
   Shreveport, Louisiana

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated March 9, 2004 included herein for the two years ended December 31, 2003 and the period from November 22, 1994 (Inception) through December 31, 2003.

We also consent to the references to us under the heading "Experts" in such Document.

//s// MALONE & BAILEY, PLLC

November 10, 2004

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas